UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) January 28, 2009

So Act Network, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	5715 Will Clayton Parkway, #6572 Humble, TX 77338	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(847) 565-9732
 (Registrant's telephone number, including area code)

43010, Inc.
4400 Route 9 South, #1000
Freehold, New Jersey 07728
(732) 446-0546
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

In a private placement completed on January 28, 2009, we issued a total of 2,316,000 shares of our common stock, par value $.001 per share, to 34 shareholders. Specifically, 29 investors purchased 2,172,000 shares of our common stock at $.0625 per share for an aggregate purchase price of $135,750. The remaining five (5) investors received a total of 36,000 shares as compensation for services rendered. The issuance of our common stock in connection with the private placement was in accordance with Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended, and the issuance of common stock for services rendered was exempted by Section 4(2) of the Securities Act of 1933.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 28, 2009, without soliciting proxies or consent, our majority shareholder approved an amendment to our Certificate of Incorporations of to increase the authorized capital stock to Two Hundred and Sixty Million (260,000,000) shares, of which Two Hundred and Fifty Million (250,000,000) shares will be common stock, par value $.001 per share, and Ten Million (10,000,000) shares will be preferred stock, par value $.001 per share.

As of the same date, we filed an Amendment to the Certificate of Incorporation with the State of Delaware. The Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

     (a) Financial statements of business acquired:
           None

     (b) Exhibits

           NUMBER       EXHIBIT
           3.1                    Certificate of Amendment to the Certificate of Incorporation Filed with the State of Delaware on January 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2009	By:	/s/ Greg Halpern
Name: Greg Halpern Title: President, Chief Executive Officer, Chief Financial Officer